FORM 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934

                 Date of Report
                 (Date of earliest
                 event reported):                January 18, 2001

                            Carmina Technologies Inc.
             (Exact name of registrant as specified in its charter)


         Utah                        0-30685
(State or other jurisdiction     (Commission File              (IRS Employer
    of incorporation)                 Number)                Identification No.)


            810, 540 5th Avenue SW, Calgary, Alberta, Canada T2P 0M2 (Address of principal executive offices, including zip code)

                                 (403) 269-5369
                         (Registrant's telephone number)

Item 4.  Change in Registrant's Certifying Accountant.

On January 18, 2001, on the recommendation of the board of directors, management of the registrant informed HJ & Associates, L.L.C., the current auditors of the registrant, that the registrant wished to change principal accountants and auditors by appointing BDO Dunwoody L.L.P. in their place. Accordingly on January 18, 2001, HJ & Associates, L.L.C. agreed to resign as principal accountants and auditors and, by resolution of the board of directors, BDO Dunwoody L.L.P. were appointed in their place.

In neither of the past two years has the principal accountant's report on the financial statements contained an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles and there have been no disagreements with the former accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CARMINA TECHNOLOGIES INC.


Date:    January 26, 2001                     /s/ John M. Alston"
                                           ---------------------------
                                           John M. Alston
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX
                      Exhibit 16                page 2